Exhibit 10.3

Model 2019 Performance Unit Award Agreement

AWARD AGREEMENT

PERFORMANCE UNITS

The Gannett Board of Directors or the Executive Compensation Committee thereof (the “Committee”), as the case may be, has approved your opportunity to receive Performance Units (referred to herein as “Performance Units”) under the Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan, as amended, as set forth below.

This Award Agreement and the enclosed Terms and Conditions effective as of January 1, 2019, constitute the formal agreement governing this award.

Please sign both copies of this Award Agreement to evidence your agreement with the terms hereof. Keep one copy and return the other to the undersigned.

Please keep the enclosed Terms and Conditions for future reference.

Employee:	Location:

Grant Date:	1/1/2019

Performance Period Commencement Date:	1/1/2019

Performance Period End Date:	1/1/2022

Performance Unit Payment Date:	On a date specified by the Committee that is within the first 70 days of 2022

Target Number of Performance Units:	_____*

Value of each Performance Unit:	$1

* The actual number of Performance Units you may receive will be higher or lower depending on the Company’s performance and your continued employment with the Company, as more fully explained in the enclosed Terms and Conditions.

Gannett Co., Inc.

Employee’s Signature	By:
David Harmon Chief People Officer

PERFORMANCE UNITS

TERMS AND CONDITIONS

Under the

Gannett Co., Inc.

2015 Omnibus Incentive Compensation Plan, as amended

These Terms and Conditions, dated January 1, 2019, govern the right of the employee (the “Employee”) designated in the Award Agreement dated coincident with these Terms and Conditions to receive Performance Units (referred to herein as “Performance Units”). Generally, the Employee will not receive any Performance Units unless the specified service and performance requirements set forth herein are satisfied. The Performance Units are granted under, and are subject to, the Gannett Co., Inc. (the “Company”) 2015 Omnibus Incentive Compensation Plan, as amended (the “Plan”). Terms used herein that are defined in the Plan shall have the meaning ascribed to them in the Plan. If there is any inconsistency between these Terms and Conditions and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.

1.             Grant of Performance Units. Pursuant to the provisions of (i) the Plan, (ii) the individual Award Agreement governing the grant, and (iii) these Terms and Conditions, the Employee may be entitled to receive Performance Units. Each Performance Unit that becomes payable shall entitle the Employee to receive from the Company an amount of cash consideration equal to $1 upon the expiration of the Incentive Period (except as provided in Section 13), subject to applicable withholding requirements. The actual number of Performance Units an Employee will receive will be calculated in the manner described in these Terms and Conditions, including Exhibit A, and may be different than the Target Number of Performance Units set forth in the Award Agreement.

2.             Incentive Period. Except as otherwise provided in Section 13 below, the Incentive Period in respect of the Performance Units shall commence on the Performance Period Commencement Date specified in the Award Agreement and end on the Performance Period End Date specified in the Award Agreement.

3.             No Interest or Earnings Credited on Performance Units. No interest or earnings shall be paid to the Employee with regard to the Performance Units.

4.             Payment of Units. The Company shall pay to the Employee a cash amount equal to $1 multiplied by the number of Performance Units that have been earned based on the Company’s performance during the Incentive Period as set forth in Exhibit A and satisfaction of the Terms and Conditions set forth herein, which amount shall be reduced by the value of all taxes which the Company is required by law to withhold by reason of such delivery. Except as provided in Sections 13 or 14, such delivery shall take place on the Performance Unit Payment Date. An Employee shall have no further rights with regard to a Performance Unit once the Performance Unit has been paid.

5.             Forfeiture and Cancellation of Right to Receive Performance Units.

(a)           Termination of Employment. Except as provided in Sections 6, 13, and 14, an Employee’s right to receive Performance Units shall automatically be cancelled upon the Employee’s termination of employment (as well as an event that results in the Employee’s employer ceasing to be a subsidiary of the Company) prior to the Performance Period End Date, and in such event the Employee shall not be entitled to receive any payment in respect thereof.

(b)           Forfeiture of Performance Unit/Recovery of Cash Payment. Performance Units granted under this Award Agreement are subject to the Company’s Clawback Policy, dated as of December 9, 2015, as amended on December [__], 2018, and which may be further amended from time-to-time with retroactive effect. In addition, the Company may assert any other remedies that may be available to the Company under applicable law.

6.     Death, Disability, Retirement. Except as provided in Sections 13 or 14 below, in the event that the employment of the Employee shall terminate prior to the Performance Period End Date by reason of death, permanent disability (as determined under the Company’s Long Term Disability Plan), termination of employment without “Cause” after attaining age 65, or termination of employment without “Cause” after both attaining age 55 and completing at least 5 years of service, the Employee (or in the case of the Employee’s death, the Employee’s estate or designated beneficiary) shall be entitled to receive at the Performance Unit Payment Date a cash payment equal to the product of (i) the total number of Performance Units which the Employee would have been entitled to receive upon the expiration of the Incentive Period had the Employee’s employment not terminated, and (ii) a fraction, the numerator of which shall be the number of full calendar months between the Performance Period Commencement Date and the date that employment terminated, and the denominator of which shall be the number of full calendar months from the Performance Period Commencement Date to the Performance Period End Date. In the event the Employee is terminated for “Cause” all unpaid awards shall be forfeited. “Cause” shall mean a termination of the Employee’s employment following the occurrence of any of the following events, each of which shall constitute a “Cause” for such termination:

(i)            embezzlement, fraud, misappropriation of funds, breach of fiduciary duty or other act of material dishonesty committed by the Employee or at his or her direction;

(ii)           failure by the Employee to perform adequately the duties of his or her position, as a result of neglect or refusal, that he or she does not remedy within thirty (30) days after receipt of written notice from the Company;

(iii)          gross negligence, including in a supervisory capacity, of the Employee that causes significant financial or reputational harm to the Company;

(iv)          material violation of the Company’s employment policies by the Employee;

(v)           conviction of, or plea of guilty or nolo contendere by, the Employee to a felony or any crime involving moral turpitude; or

(vi)          the Employee is found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law.

The Committee, in its sole discretion, shall be responsible for making the determination whether an Employee’s termination is for “Cause”, and its decision shall be binding on all parties.

7.             Non-Assignability. Performance Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Performance Units be made subject to execution, attachment or similar process.

8.             Rights as a Shareholder. The Employee shall have no rights as a shareholder by reason of the Performance Units.

9.             Discretionary Plan; Employment. The Plan is discretionary in nature and may be suspended or terminated by the Company at any time. With respect to the Plan, (a) each grant of Performance Units is a one-time benefit which does not create any contractual or other right to receive future grants of Performance Units, or benefits in lieu of Performance Units; (b) all determinations with respect to any such future grants, including, but not limited to, the times when the Performance Units shall be granted, the number of Performance Units, and the Incentive Period, will be at the sole discretion of the Company; (c) the Employee’s participation in the Plan shall not create a right to further employment with the Employee’s employer and shall not interfere with the ability of the Employee’s employer to terminate the Employee’s employment relationship at any time with or without cause; (d) the Employee’s participation in the Plan is voluntary; (e) the Performance Units are not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits, or similar payments; (f) the future value of the Performance Units is unknown and cannot be predicted with certainty; and (g) the payment of the Performance Units shall be an unfunded, contractual obligation of the Company.

10.           Effect of Plan and these Terms and Conditions. The Plan is hereby incorporated by reference into these Terms and Conditions, and these Terms and Conditions are subject in all respects to the provisions of the Plan, including without limitation the authority of the Executive Compensation Committee of the Board of Directors of the Company (the “Committee”) in its sole discretion to make interpretations and other determinations with respect to all matters relating to the applicable Award Agreements, these Terms and Conditions, the Plan and awards made pursuant thereto. These Terms and Conditions shall apply to the grant of Performance Units made to the Employee on the date hereof and shall not apply to any future grants of Performance Units made to the Employee.

11.           Notices. Notices hereunder shall be in writing and, if to the Company, shall be addressed to the Secretary of the Company at 7950 Jones Branch Drive, McLean, Virginia 22107, and, if to the Employee, shall be addressed to the Employee at his or her address as it appears on the Company’s records.

12.           Successors and Assigns. The applicable Award Agreement and these Terms and Conditions shall be binding upon and inure to the benefit of the successors and assigns of the Company and, to the extent provided in Section 6 hereof, to the estate or designated beneficiary of the Employee.

13.           Change in Control Provisions.

Notwithstanding anything to the contrary in these Terms and Conditions, the following provisions shall apply to the right of an Employee to receive Performance Units under the attached Award Agreement.

(a)           Definitions.

As used in Article 15 of the Plan and in these Terms and Conditions, a “Change in Control” shall mean the first to occur of the following:

(i)          the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates, or (iv) any acquisition pursuant to a transaction that complies with Sections 13(a)(iii)(A), 13(a)(iii)(B) and 13(a)(iii)(C);

(ii)         individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)        consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)       approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b)           Acceleration Provisions. In the event of a Change in Control, the number of Performance Units payable to an Employee shall be calculated in accordance with the Change in Control rules set forth in Exhibit A, subject to the vesting rules set forth below.

(i) In the event of the occurrence of a Change in Control in which the Performance Units are not continued or assumed (i.e., the Performance Units are not equitably converted into, or substituted for, a right to receive cash of a successor entity or its affiliate), the Performance Units that have not been cancelled shall become fully vested and shall be paid out to the Employee as soon as administratively practicable on or following the effective date of the Change in Control (but in no event later than 30 days after such event), provided that the Change in Control also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986 (the “Code”) and the regulations and guidance issued thereunder (“Section 409A”), and such payout will not result in additional taxes under Section 409A. Otherwise, in the event of the occurrence of a Change in Control in which the Performance Units are not continued or assumed, the vested Performance Units shall be paid out at the earlier of the Employee’s termination of employment or the Performance Unit Payment Date.

(ii) In the event of the occurrence of a Change in Control in which the Performance Units are continued or assumed (i.e., the Performance Units are equitably converted into, or substituted for, a right to receive cash of a successor entity or its affiliate), the Performance Units shall not vest upon the Change in Control, provided that the Performance Units that have not vested under the other provisions of this Award shall become fully vested in the event that the Employee has a “qualifying termination of employment” within two years following the date of the Change in Control. In the event of the occurrence of a Change in Control in which the Performance Units are continued or assumed, vested Performance Units shall be paid out to the Employee at the earlier of the Employee’s termination of employment or the Performance Unit Payment Date.

A “qualifying termination of employment” shall occur if the Company involuntarily terminates the Employee without “Cause” or the Employee voluntarily terminates for “Good Reason”. For this purpose, “Cause” shall mean:

●	any material misappropriation of funds or property of the Company or its affiliate by the Employee;

●	unreasonable and persistent neglect or refusal by the Employee to perform his or her duties which is demonstrably willful and deliberate on the Employee’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach;

●	conviction of the Employee of a securities law violation or a felony involving moral turpitude; or

●	the Employee being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law.

For this purpose, “Good Reason” means the occurrence after a Change in Control of any of the following circumstances without the Employee’s express written consent, unless such circumstances are fully corrected within 90 days of the Notice of Termination described below:

●	the material diminution of the Employee’s duties, authorities or responsibilities from those in effect immediately prior to the Change in Control;

●	a material reduction in the Employee’s base salary or target bonus opportunity as in effect on the date immediately prior to the Change in Control;

●	the relocation of the Employee’s office from the location at which the Employee is principally employed immediately prior to the date of the Change in Control to a location 35 or more miles farther from the Employee’s residence immediately prior to the Change in Control, and recognizing that the Employee shall be expected to travel on the Company’s business to an extent substantially consistent with the Employee’s business travel obligations prior to the Change in Control; or

●	the failure by the Company or its affiliate to pay any material compensation or benefits due to the Employee.

Any termination by the Employee for Good Reason shall be communicated by a Notice of Termination that (x) indicates the specific termination provision in the Award Agreement relied upon, and (y) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated. Such notice must be provided to the Company within ninety (90) days after the event that created the “Good Reason”.

(iii)          If in connection with a Change in Control, the Performance Units are assumed (i.e., the Performance Units are equitably converted into, or substituted for, a right to receive cash of a successor entity or its affiliate), the Performance Units shall refer to the right to receive such cash. An assumption of this Performance Unit award must satisfy the following requirements:

●	The converted or substituted award must be a right to receive an amount of cash that has a value, measured at the time of such conversion or substitution, that is equal to the value of this Award as of the date of the Change in Control;

●	The vesting terms of any converted or substituted award must be substantially identical to the terms of this Award; and

●	The other terms and conditions of any converted or substituted award must be no less favorable to the Employee than the terms of this Award are as of the date of the Change in Control (including the provisions that would apply in the event of a subsequent Change in Control).

The determination of whether the conditions of this Section 13(b)(iii) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(c) Legal Fees. The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by Employee in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceedings involving the provisions of this Section 13, whether or not initiated by the Employee. The Company agrees to pay such amounts within 10 days following the Company’s receipt of an invoice from the Employee, provided that the Employee shall have submitted an invoice for such amounts at least 30 days before the end of the calendar year next following the calendar year in which such fees and disbursements were incurred.

14.           Employment or Similar Agreements. The provisions of Sections 1, 4, 5, 6 and 13 of these Terms and Conditions shall not be applied to or interpreted in a manner which would decrease the rights held by, or the payments owing to, an Employee under an employment agreement, termination benefits agreement or similar agreement with the Company that pre-exists the Grant Date and contains specific provisions applying to Plan awards in the case of any change in control or similar event or termination of employment, and if there is any conflict between the terms of such employment agreement, termination benefits agreement or similar agreement and the terms of Sections 1, 4, 5, 6 or 13, the employment agreement or termination benefits agreement shall control.

15.           Grant Subject to Applicable Regulatory Approvals. Any grant of Performance Units under the Plan is specifically conditioned on, and subject to, any regulatory approvals required in the Employee’s country. These approvals cannot be assured. If necessary approvals for grant or payment are not obtained, the Performance Units may be cancelled or rescinded, or they may expire, as determined by the Company in its sole and absolute discretion.

16.           Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Virginia and agree that such litigation shall be conducted in the courts of Fairfax County, Virginia or the federal courts of the United States for the Eastern District of Virginia.

17.           Compliance with Section 409A. This Award is intended to comply with the requirements of Section 409A so that no taxes under Section 409A are triggered, and shall be interpreted and administered in accordance with that intent (e.g., the definition of “termination of employment” (or similar term used herein) shall have the meaning ascribed to “separation from service” under Section 409A). If any provision of these Terms and Conditions would otherwise conflict with or frustrate this intent, the provision shall not apply. Notwithstanding any provision in this Award Agreement to the contrary and solely to the extent required by Section 409A, if the Employee is a “specified employee” within the meaning of Code Section 409A and payment of the award is being made in connection with the Employee’s separation from service other than by reason of the Employee’s death, payment of the award shall be delayed until six months and one day after the Employee’s separation from service with the Company (or, if earlier than the end of the six-month period, the date of the Employee’s death). The Company shall not be responsible or liable for the consequences of any failure of the Award to avoid taxation under Section 409A.

Exhibit A

Calculation of Performance Units

Subject to the satisfaction of applicable service requirements, the amount awarded to the Employee shall be an amount, as determined by the Committee, that is equal to the sum of (i), (ii) and (iii), as set forth below:

(i)	50% of the Employee’s Target Number of Performance Units multiplied by the 2019 Applicable Percentage determined pursuant to the following chart based on the Company’s actual Digital Revenues for 2019 versus the Company’s 2019 Target Digital Revenues:

2019 Digital Revenue
	Achievement Against Target Digital Revenue	Digital Revenue	2019 Applicable Percentage
Below Threshold	Below YYY%	Less than $XXX	0% - No Award
Threshold	YYY%	$XXX	50%*
Target	YYY%	$XXX	100%*
Maximum	YYY%	$XXX	200%*
Above Maximum	YYY% or more	More than $XXX	200%

* The Applicable Percentage is calculated using straight line interpolation between points.

(ii)	30% of the Employee’s Target Number of Performance Units multiplied by the 2020 Applicable Percentage determined pursuant to the following chart based on the Company’s actual Digital Revenues for 2020 versus the Company’s 2020 Target Digital Revenues:

2020 Digital Revenue
	Achievement Against Target Digital Revenue	Digital Revenue	2020 Applicable Percentage
Below Threshold	Below YYY%	Below Threshold	0% - No Award
Threshold	YYY%	ZZ% of 2020 Target Digital Revenue	50%*
Target	YYY%	2020 Target Digital Revenue	100%*
Maximum	YYY%	ZZ% of 2020 Target Digital Revenue	200%*
Above Maximum	YYY% or more	Above Maximum	200%

* The Applicable Percentage is calculated using straight line interpolation between points.

(iii)	20% of the Employee’s Target Number of Performance Units multiplied by the 2021 Applicable Percentage determined pursuant to the following chart based on the Company’s actual Digital Revenues for 2021 versus the Company’s 2021 Target Digital Revenues:

2021 Digital Revenue
	Achievement Against Target Digital Revenue	Digital Revenue	2021 Applicable Percentage
Below Threshold	Below YYY%	Below Threshold	0% - No Award
Threshold	YYY%	ZZ% of 2021 Target Digital Revenue	50%*
Target	YYY%	2021 Target Digital Revenue	100%*
Maximum	YYY%	ZZ% of 2021 Target Digital Revenue	200%*
Above Maximum	YYY% or more	Above Maximum	200%

* The Applicable Percentage is calculated using straight line interpolation between points.

The Committee, in its sole discretion, is responsible for making the above calculations, and its determinations are binding on all parties. The Committee reserves the right, in its sole discretion, to reduce, but not increase, the amount of an Award.

Definitions:

“2019 Target Digital Revenue” shall mean $_______________ (such amount shall be established by the Committee in the first 60 days of 2019 as will the achievement percentages in the foregoing charts).

“2020 Target Digital Revenue” shall mean __% multiplied by the Company’s actual Digital Revenues for 2019.

“2021 Target Digital Revenue” shall mean __% multiplied by the Company’s actual Digital Revenues for 2020.

“Digital Revenue” means Digital Advertising plus Digital Only Subscriptions as defined below:

●	Digital Advertising includes revenues earned by selling display and video advertising on desktop and mobile platforms as well as classified revenues earned through sales on third party platforms (e.g., RealMatch, Cars). It also includes revenues generated through search engine marketing (SEM), search engine optimization (SEO), social, email, directories, digital syndication, archives, other third-party partners (e.g., affiliate sites) and various digital-related software and web presence products.

●	Digital Only Subscriptions is revenue earned through the purchase of digital only subscriptions to our local market desktop sites, mobile web sites or native applications, as well as the purchase of digital subscriptions to any of USA TODAY Group’s digital only offerings, including but not limited to the e-edition, sports-related subscriptions, and ad-free experiences.

Actual Digital Revenue shall be adjusted for “Extraordinary Items” as defined and set forth in Article 10 of the Plan except that the adjustment for item 4 in such definition (i.e., the effects of mergers, acquisitions, divestitures, spin-offs or significant transactions) shall only be made in the year of the closing of the transaction.

Change In Control

In the event of a Change in Control of the Company and provided that the Employee’s right to receive Performance Units has not previously been cancelled or forfeited, the number of Performance Units an Employee will be paid is calculated as follows:

(i)	For a Change in Control occurring in 2019, the number of the Employee’s Performance Units shall be calculated as the sum of (A) plus (B) where:

(A) is 50% of the Target Number of Performance Units; provided that if the Change in Control occurs on or after July 1, 2019, (A) shall be the greater of: (I) 50% of the Target Number of Performance Units, or (II) 50% of the Target Number of Performance Units multiplied by the 2019 Applicable Percentage where the 2019 Applicable Percentage is determined under the 2019 Digital Revenue chart set forth above based on the Company’s actual Digital Revenues in 2019 through the date of the Change in Control (with the Company’s Target Digital Revenues for 2019 multiplied by a fraction whose numerator is the number of days in 2019 prior to the Change in Control and whose denominator is 365); and

(B) is 50% of the Target Number of Performance Units.

(ii)	For a Change in Control occurring in 2020, the number of the Employee’s Performance Units shall be calculated as the sum of (A) plus (B) plus (C) where:

(A) is the number of Performance Units earned based on the Company’s performance in 2019;

(B) is 30% of the Target Number of Performance Units; provided that if the Change in Control occurs on or after July 1, 2020, (B) shall be the greater of (I) 30% of the Target Number of Performance Units; and (II) 30% of the Target Number of Performance Units multiplied by the 2020 Applicable Percentage where the 2020 Applicable Percentage is determined under the 2020 Digital Revenue chart set forth above based on the Company’s actual Digital Revenues in 2020 through the date of the Change in Control (with the Company’s Target Digital Revenues for 2020 multiplied by a fraction whose numerator is the number of days in 2020 prior to the Change in Control and whose denominator is 365); and

(C) is 20% of the Target Number of Performance Units.

(iii)	For a Change in Control occurring in 2021, the number of the Employee’s Performance Units shall be calculated as the sum of (A) plus (B) where

(A) is the number of Performance Units earned based on the Company’s performance in 2019 plus the number of Performance Units earned based on the Company’s performance in 2020; and

(B) is 20% of the Target Number of Performance Units; provided that if the Change in Control occurs on or after July 1, 2021, (B) is the greater of (I) 20% of the Target Number of Performance Units; and (II) 20% of the Target Number of Performance Units multiplied by the 2021 Applicable Percentage where the 2021 Applicable Percentage is determined under the 2021 Digital Revenue chart set forth above based on the Company’s actual Digital Revenues in 2021 through the date of the Change in Control (with the Company’s Target Digital Revenues for 2021 multiplied by a fraction whose numerator is the number of days in 2021 prior to the Change in Control and whose denominator is 365).

The payment of the above is subject to the Employee’s satisfaction of the service requirements, if any, specified in Section 13.

Jan. 2019